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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) FEBRUARY 16, 2006
                                                        -----------------

         0-21039                                         52-1975978
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 (Commission File Number)                      (IRS Employer Identification No.)

1100 WILSON BOULEVARD, #2500, ARLINGTON, VA                             22209
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 (Address of principal executive offices)                            (Zip Code)

                                 (703) 247-2500
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              (Registrant's telephone number, including area code)

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))
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Item 2.02.    Results of Operations and Financial Condition.

On February 16, 2006, Strayer Education, Inc. announced 2005 fourth quarter and full year enrollment, revenues and earnings. The February 16, 2006 press release is attached hereto as an exhibit and incorporated herein by reference. The information contained in the February 16, 2006 press release is deemed furnished under this Item; and should not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act, as amended (the "Exchange Act"), or otherwise subject to that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.         Financial Statements and Exhibits.

Exhibit  99.01     Press Release dated February 16, 2006. (The information
                   contained in the February 16, 2006 press release is deemed furnished under Item 2.02.)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Strayer Education, Inc.
Date:
February 16, 2006                      By: /s/ Mark C. Brown
                                       ---------------------
                                       Mark C. Brown
                                       Senior Vice President and
                                       Chief Financial Officer

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                                  EXHIBIT INDEX

     EXHIBIT                        DESCRIPTION
------------------         ---------------------------
99.01                      Press Release dated February 16, 2006

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--------------------------------------------------------------------------------
                                                                   EXHIBIT 99.01
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FOR IMMEDIATE RELEASE

                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu

                     STRAYER EDUCATION, INC. REPORTS RECORD
       FOURTH QUARTER 2005 AND FULL YEAR ENROLLMENT, REVENUES AND EARNINGS

                -- STRAYER FOURTH QUARTER DILUTED EPS OF $1.03 --
                  -- STRAYER FULL YEAR DILUTED EPS OF $3.26 --
         -- STRAYER WINTER 2006 TOTAL ENROLLMENTS UP 16%/NEW STUDENTS UP
                              17%/ONLINE UP 41% --
          -- TWO PITTSBURGH, PA CAMPUSES OPENED FOR 2006 SPRING TERM --

ARLINGTON, Va., February 16, 2006 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months and year ended December 31,
2005. Financial highlights are as follows:

THREE MONTHS ENDED DECEMBER 31

o    Revenues for the three months ended December 31, 2005 increased 19% to
     $62.0 million, compared to $52.3 million for the same period in 2004, due to increased enrollment and a 5% tuition increase which commenced in
     January 2005.

o    Income from operations rose 12% to $23.3 million from $20.8 million for the same period in 2004. Operating income margin for the three months ended
     December 31, 2005 was 37.6% compared to 39.7% for the same period in 2004.

o    Net income rose 13% to $15.0 million compared to $13.3 million for the same period in 2004. Earnings per diluted share rose 16% to $1.03 compared to
     $0.89 for the same period in 2004. Diluted weighted average shares outstanding decreased to 14,590,000 from 14,953,000 for the same period in
     2004.

YEAR ENDED DECEMBER 31

o    Revenues for the year ended December 31, 2005 increased 20% to $220.5 million, compared to $183.2 million for the same period in 2004, due to increased enrollment and a 5% tuition increase effective for 2005.

o    Income from operations rose 14% to $74.9 million from $65.5 million for the same period in 2004. Operating income margin for the year ended December
     31, 2005 was 34.0% compared to 35.7% for the same period in 2004.

o    Net income rose 17% to $48.1 million compared to $41.2 million for the same period in 2004. Earnings per diluted share rose 19% to $3.26 compared to
     $2.74 for the same period in 2004. Diluted weighted average shares outstanding decreased to 14,741,000 from 15,057,000 for the same period in
     2004.

"We are pleased with Strayer's financial performance for the fourth quarter and year-end, as well as our enrollment for the winter term," said Robert Silberman,
Chairman and Chief Executive Officer of Strayer Education, Inc. "Our yearly results reflect the positive contribution of 2005's five new campuses, including the impact of successfully opening three new markets in North Carolina, South
Carolina, and Florida, as well as the continued growth of Strayer University
Online. We look forward to the start of classes in our newest market of
Pittsburgh, Pennsylvania, with two campuses opening for the spring term. In
2006, we intend to continue to execute on our expansion strategy by opening a total of eight new campuses, including four already opened for the winter and spring terms."

BALANCE SHEET AND CASH FLOW

At December 31, 2005, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term, tax-exempt bond fund) of $119.8 million and no debt. The Company generated $55.1 million from operating activities in 2005. Capital expenditures were $12.3 million for the same period.

During the fourth quarter 2005, the Company repurchased 80,910 shares of common stock at an average price of $98.56 under a previously announced common stock repurchase authorization. During 2005, the Company repurchased 410,071 shares of common stock at an average price of $92.59. As of December 31, 2005, the Company had a $32 million authorization remaining under this plan.

In the fourth quarter 2005, bad debt expense as a percentage of revenue was 2.8%
compared to 2.9% for the same period in 2004. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was 10 days at the end of the fourth quarter 2005, compared to 11 days at the end of the same period in
2004.

STUDENT ENROLLMENT

Total enrollment at Strayer University for the 2006 winter term increased 16% to
27,621 students compared to 23,815 students for the same term in 2005. Across the Strayer University campus network, new student enrollments increased 17% and continuing student enrollments increased 16%. Out-of-area online students increased 41%, while students taking 100% of their classes at Strayer University
Online (including campus based students) increased 27%. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the 2006 winter term increased to
18,877.

                               STUDENT ENROLLMENT
                               ------------------

                                                       Winter    Winter     %
                                                        2005      2006    Change
                                                      ---------  ------   ------
 New Campuses (17 in operation 3 or less years)
      Campus Based Students                              1,365     2,420    77%
      Online Based Students                              1,776     3,102    75%
                                                      ---------  --------
           Total New Campus Students                     3,141     5,522    76%
                                                      ---------  --------

 Mature Campuses (20 in operation more than 3 years)
      Campus Based Students                             10,174     9,584    -6%
      Online Based Students                              8,260     9,355    13%
                                                      ---------  --------
           Total Mature Campus Students                 18,434    18,939     3%
                                                      ---------  --------
 Total Campus Based Students                            21,575    24,461    13%
 Out of Area Online Students                             2,240     3,160    41%
                                                      ---------  --------
 Total University Enrollment                            23,815    27,621    16%
                                                      =========  ========

 Total Students Taking 100% Courses Online              12,276    15,617    27%
 Total Students Taking At Least 1 Course Online         14,891    18,877    27%

NEW CAMPUS OPENINGS

The Company announced today that it has opened two new campuses in Pittsburgh,
Pennsylvania for the 2006 spring term. Including the two new campuses successfully opened for the 2006 winter quarter in Wilmington, Delaware and
Philadelphia, Pennsylvania, the Company has now opened four of the eight new campuses planned for 2006.

ACADEMIC LEADERSHIP SUCCESSION

The Company announced today that the President of Strayer University, Dr. J.
Chris Toe, will step down from his post on March 31, 2006 to assume the position of Minister of Agriculture in the new democratically elected government of the
Republic of Liberia. Dr. Toe will remain a member of Strayer University's adjunct faculty, and continue to serve as a member of the University's Board of
Trustees. The University has designated Dr. Joel Nwagbaraocha, its current Dean of Graduate Studies, to serve as Interim University President as of April 1,
2006, and announced it will conduct

a formal search for a permanent successor. In addition to serving as Dean of
Graduate Studies, Dr. Nwagbaraocha has been a campus dean, and a full time faculty member at Strayer University since 1994. Prior to joining Strayer, Dr.
Nwagbaraocha served as the President of Barber-Scotia College, a regionally accredited, historically black college in Concord, North Carolina. Dr.
Nwagbaraocha holds a doctoral degree in education administration from Harvard
University. Mr. Silberman stated, "We are very proud of Dr. Toe's decision to lend his many talents to the government in his native Liberia and we wish him every success. We are also very pleased to have Dr. Nwagbaraocha agree to step in as Interim University President, as his long history and familiarity with
Strayer University will allow a smooth and seamless transition in academic leadership."

COMMON STOCK CASH DIVIDEND

The Company announced today that its Board of Directors has declared a quarterly common stock cash dividend of $0.25 per share. This dividend will be paid on
March 10, 2006 to shareholders of record as of February 28, 2006.

STOCK-BASED COMPENSATION ACTIVITY

In February 2006, the Company's Board of Directors approved a grant of approximately 151,000 shares of restricted stock.

The Company uses the intrinsic-value-based method of accounting for its stock option plan. Under this method, compensation expense is the excess, if any, of the quoted market price of the stock at grant date over the amount an employee must pay to acquire the stock. Had compensation expense been determined based on the fair value of the options at grant dates computed by the Black-Scholes methodology, the Company estimates net income and diluted net income per share would have been $13.7 million and $0.94 per share, respectively, for the three months ended December 31, 2005, and $44.7 million and $3.02 per share, respectively, for the year ended December 31, 2005.

Beginning in the first quarter of 2006, the Company will adopt on a prospective basis Financial Accounting Standards No. 123(R), Share-based Payment ("SFAS
123(R)"), which requires the compensation cost related to share-based payments, such as stock options, be recognized in the financial statements. The Company will continue to evaluate the impact of SFAS 123(R) on its financial condition and results of operations.

The following assumptions were used to estimate fair value as of the date of grant using the Black-Scholes option pricing model:

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                                                           FOR THE TWELVE MONTHS
                                                              ENDED DECEMBER 31,
--------------------------------------------------------------------------------
                                                                2004     2005
--------------------------------------------------------------------------------
Dividend yield .......................................           0.24%   0.48%
--------------------------------------------------------------------------------
Risk-free interest rate ..............................            3.8%    3.9%
--------------------------------------------------------------------------------
Volatility ...........................................            34%     34%
--------------------------------------------------------------------------------
Expected option term (years) .........................            6.1     6.1
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Weighted average fair value of options granted
during the year ......................................          $45.27  $39.61
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BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the 2006 winter term, the
Company estimates first quarter 2006 diluted EPS will be in the range of $1.10 to $1.12 before the impact of SFAS 123(R). Based on the impact of new restricted share grants approved by the Company's Board of Directors in February 2006, the
Company now estimates that it will incur SFAS 123(R) stock-based compensation expense for the first quarter of 2006 of approximately $2.0 million before tax or $0.08 per share after tax, and for the full year 2006 of approximately
$9.0-$9.5 million before tax or $0.36-0.38 per share after tax.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its fourth quarter earnings and year-end results on Thursday, February 16, 2006 at 10:00
a.m. (ET). To participate on the live call, investors should dial (800) 289-0468
10 minutes prior to the start time. In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 27,000 working adult students at 39 campuses in 9 states in the Eastern
United States and Washington, D.C. and worldwide via the Internet through
Strayer University Online. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the
Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation
Reform Act of 1995 "(Reform Act)". The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher
Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                             STRAYER EDUCATION, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     For the three months             For the year
                                                      ended December 31,           ended December 31,
                                                    ------------------------ ---------------------------
                                                       2004         2005           2004           2005
                                                    ---------     --------       --------       --------

Revenues ........................................     $52,268      $62,018       $183,194      $220,507
Costs and expenses:
   Instruction and educational support ..........      17,247       20,402         63,860        76,977
   Selling and promotion ........................       7,872       10,765         29,435        41,090
   General and administration ...................       6,377        7,539         24,416        27,576
                                                      -------      -------        --------     ---------
       Income from operations ...................      20,772       23,312         65,483        74,864
Investment and other income .....................         537          891          1,595         2,982
                                                      -------      -------        --------     ---------
       Income before income taxes ...............      21,309       24,203         67,078        77,846
Provision for income taxes ......................       8,030        9,192         25,838        29,781
                                                      -------     - ------        --------     ---------
       Net income ...............................      13,279       15,011         41,240        48,065
Preferred stock dividends and accretion .........          --           --          1,389            --
                                                      -------      -------        --------     ---------
       Net income available to common
       stockholders .............................     $13,279      $15,011        $39,851       $48,065
                                                      =======      =======        ========     =========
Net income per share:
   Basic ........................................       $0.91        $1.05          $2.91         $3.32
   Diluted ......................................       $0.89        $1.03          $2.74         $3.26
Weighted average shares outstanding:
   Basic ........................................      14,669       14,328         13,674        14,472
   Diluted ......................................      14,953       14,590         15,057        14,741

                                       10

                            STRAYER EDUCATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        December 31,       December 31,
                                                                           2004                2005
                              ASSETS                                    ------------       ------------

 Current assets:
    Cash and cash equivalents ....................................         $97,004            $74,212
    Marketable securities available for sale, at
      fair value .................................................          25,753             45,594
    Tuition receivable, net of allowances for doubtful
      accounts of $1,301 and $1,927 in 2004 and 2005,
      respectively ...............................................          41,669             55,935
    Student loans receivable - held for sale .....................              29                 --
    Other current assets .........................................           3,679              2,581
                                                                         ---------            -------
      Total current assets .......... .............................        168,134            178,322
 Property and equipment, net ......................................         41,137             46,684
 Restricted cash. .................................................            500                500
 Other assets .....................................................            343                339
                                                                         ---------            -------
      Total assets ................................................       $210,114           $225,845
                                                                         =========            =======

                       LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...............................................         $4,971             $6,402
   Accrued expenses ...............................................          2,318              1,483
   Income taxes payable ...........................................          6,060              3,773
   Unearned tuition ...............................................         42,059             55,778
                                                                         ---------            -------
        Total current liabilities .................................         55,408             67,436
Deferred income taxes .............................................          1,077                205
Long-term liabilities .............................................          4,707              6,364
                                                                         ---------            -------
        Total liabilities .........................................         61,192             74,005
                                                                         ---------            -------
Commitments and contingencies
Stockholders' equity:
  Common stock, par value $01; 20,000,000 shares authorized;
    14,669,487 and 14,292,249 shares issued and outstanding,
    as of December 31, 2004 and 2005, respectively ................            147                143
  Additional paid-in capital ......................................        140,943            105,328
  Unearned compensation - restricted stock ........................             --               (405)
  Retained earnings ...............................................          7,983             47,020
  Accumulated other comprehensive income (loss) ...................           (151)              (246)
                                                                         ---------            -------
        Total stockholders' equity ................................        148,922            151,840
                                                                         ---------            -------
        Total liabilities and stockholders' equity ................       $210,114           $225,845
                                                                         =========            =======

                                       11

                             STRAYER EDUCATION, INC
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                                       For the year ended December 31,
                                                                                       -------------------------------
                                                                                            2004             2005
                                                                                       -------------    --------------

Cash flow from operating activities:
  Net income ...................................................................           $ 41,240          $ 48,065
  Adjustments to reconcile net income to net cash
       provided by operating activities:
       Loss on disposal of assets ..............................................                 30                37
       Amortization of deferred rent ...........................................                614               230
       Depreciation and amortization ...........................................              5,375             6,619
       Provision for student loan losses .......................................               (227)             (162)
       Deferred income taxes ...................................................               (101)              (63)
       Stock-based compensation ................................................                 --                48
  Changes in assets and liabilities:
       Tuition receivable, net .................................................             (5,672)          (14,266)
       Other current assets ....................................................               (899)              630
       Other assets ............................................................                 25                 4
       Accounts payable ........................................................                287             1,503
       Accrued expenses ........................................................                (11)             (835)
       Income taxes payable ....................................................             13,650            (2,804)
       Unearned tuition ........................................................              2,925            13,719
       Deferred lease incentives ...............................................                745             2,342
  Student loans originated .....................................................             (1,361)             (686)
  Collections on student loans receivable ......................................              1,506               762
                                                                                       -------------    --------------
           Net cash provided by operating activities                                         58,126            55,143
                                                                                       -------------    --------------
Cash flows from investing activities:
   Purchases of property and equipment .........................................            (11,063)          (12,275)
   Purchases of marketable securities ..........................................                 --           (20,000)
                                                                                       -------------    --------------
           Net cash used in investing activities ...............................            (11,063)          (32,275)
                                                                                       -------------    --------------
Cash flows from financing activities:
   Common dividends paid .......................................................             (5,645)           (9,028)
   Preferred dividends paid ....................................................             (1,684)               --
   Proceeds from exercise of stock options .....................................             11,948             1,336
   Repurchase of common stock ..................................................            (36,767)          (37,968)
                                                                                       -------------    --------------
           Net cash used in financing activities ...............................            (32,148)          (45,660)
                                                                                       -------------    --------------
           Net increase in cash and cash equivalents ...........................             14,915           (22,792)
Cash and cash equivalents - beginning of period ................................             82,089            97,004
                                                                                       -------------    --------------
Cash and cash equivalents - end of period ......................................            $97,004           $74,212
                                                                                       =============    ==============
Non-cash transactions:
    Purchases of property and equipment included in accounts payable ...........              $ 633             $ 561

                                       12